EXHIBIT 32.2

CERTIFICATE OF THE PRINCIPAL FINANCIAL OFFICER
OF ON2 TECHNOLOGIES, INC. (REGISTRANT)
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Principe, Senior Vice President and Chief Financial Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

(1) The Quarterly Report on Form 10-Q for the period ended June 30, 2007, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

Date: August 14, 2007	/s/ Anthony Principe
Anthony Principe
Senior Vice President and Chief Financial Officer
(Principal Executive Officer)